Putnam Massachusetts Tax Exempt Income Fund, November 30, 2005, semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2005, Putnam Management has assumed $1,483 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	5,142
		Class B	1,027
		Class C	36

72DD2		Class M	87


73A1		Class A	.182359
		Class B	.151124
		Class C	.144144

74A2		Class M	.168086


74U1		Class A	28,216
		Class B	6,360
		Class C	285

74U2		Class M	513


74V1		Class A	9.49
		Class B	9.48
		Class C	9.49

74V2		Class M	9.49


85B	Additional Information About Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.